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CONFIDENTIAL TREATMENT*                                             EXHIBIT 10.7

*CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO THE RULES
 AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION. BRACKETS AND "+" HAVE BEEN USED TO IDENTIFY INFORMATION WHICH IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.

                               MARKETING AGREEMENT


         THIS MARKETING AGREEMENT (the "Agreement") is made this 10th day of April 1998 by and between NFRONT, INC. ("nFront"), a Georgia corporation having its principal offices at 1551 Jennings Mill Road, Suite 800A, Bogart, Georgia 30622 and BISYS, INC. ("Reseller"), a Delaware corporation having its principal offices 11 Greenway Plaza, Suite 300, Houston, Texas 77046-1102.

                              W I T N E S S E T H:

         WHEREAS, nFront is in the business of providing home banking and bill payment services through the Internet to customers of banks and other financial institutions;

         WHEREAS, Reseller is in the business of providing transaction processing and other administrative and computer processing services to banks and financial institutions;

         WHEREAS, Reseller desires to offer to its Customer Base (as hereinafter defined) and potential customers Internet home banking capabilities;

         WHEREAS, nFront desires Reseller to offer nFront's proprietary Internet home banking system as more fully described in Exhibit A attached hereto (the "nHome System") to Reseller's Customer Base and to potential Bank customers of Reseller


         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   Definitions

         As used in this Agreement, each of the following terms has the meaning set forth thereafter, such meaning to be equally applicable both to the singular and plural forms of the terms herein defined:

         (a) "Agreement" means this agreement, together with all exhibits and schedules hereto now or hereafter signed by Reseller and nFront (all of which are herein incorporated by reference), as the same may be modified, amended or supplemented from time to time.

         (b) "Bank" means banks and other financial institutions that offer banking services to the general public.

         (c) "Customer Base" means those banks who are existing customers of Reseller (see Exhibit B) and any other Banks who become customers of Reseller during the Term.

         (d) "Documentation" means that portion of the nHome System that provides installation and operating instructions for use of the nHome System.

         (e) "End-User" means the ultimate user of the nHome System.

         (f) "Generic Hardware" means computer equipment and configurations thereof that meets the specifications provided by nFront for use with the nHome System.

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         (g) "nHome System" shall have the meaning set forth in the fourth recital hereof and shall also include all future improvements, enhancements and modifications thereof, and all releases and upgrades related thereto.

         (h) The terms "sale" and "resale" and any grammatical variant thereof shall include, without limitation, sales, contracts for sale, conditional sales, installment sales, rentals, leases or licenses of software to Banks, and any other arrangement whereby the nHome System is placed at the disposal of the Banks.


         (i) "Software" means that portion of the nHome System that is comprised of computer applications programs.

         (j) "Term" shall have the meaning set forth in Section 8.1 hereof.


                                   ARTICLE II

                              Reseller Appointment

2.1 Appointment. During the Term, nFront hereby grants to Reseller the non-exclusive right to market the nHome System to its Customer Base and potential Bank customers of Reseller, and Reseller hereby accepts such appointment. Reseller may market the nHome System anywhere in the continental United States but shall have no right to market the nHome system outside the United States. Reseller understands, acknowledges and agrees that this appointment is non-exclusive as to both the nHome System and geographic area and that nFront may appoint more than one reseller in any given geographic area to sell and market the same nHome System as any other reseller. nFront expressly reserves the right to sell and deliver the nHome System to any other entity, including Banks. Notwithstanding the immediately preceding sentence, for so long as Reseller is actively marketing the nHome System as its preferred Internet banking solution to its Customer Base, nFront agrees that it will not contact those Banks that are included in the Customer Base as of the date hereof. nFront reserves the right to review the status of Reseller's marketing efforts to the Customer Base on a quarterly basis, and if it determines, in the exercise of its reasonable discretion, that Reseller is not making reasonable efforts to market the nHome System to the Customer Base, then on thirty (30) days prior written notice to the Reseller the restrictions set forth in the immediately preceding sentence shall no longer apply. Unless otherwise set forth on Exhibit C attached hereto or hereafter as consented to in writing by nFront, Reseller shall sell the nHome System only to Banks, and shall not sell the nHome System to other parties providing core processing services to Banks, or to Bank service bureaus, software providers, other resellers of automated bank services or to any other buyer who intends, directly or indirectly, to resell the nHome System. Reseller has no authority to appoint any associate resellers or subdealers of the nHome System without nFront's consent. If nFront significantly participates, either by request or prior approval of Reseller or without the request or prior approval of Reseller in the sales process resulting in the signing of a current Reseller customer to the nHome agreement. nFront agrees to recognize the Customer as a Reseller sale. Reseller agrees to rebate the then current commission payment representing the nFront sales commission plan to nFront.

2.2 Relationship between nFront and Reseller. Reseller shall conduct its business in the purchase and resale of nHome System as a principal for its own account and at its own expense and risk. This Agreement does not in any way create the relationship of principal and agent, or any similar relationship between nFront and Reseller, including, but not limited to that of joint ventures, partners or associates. Neither party is granted a right or authority hereunder to assume or create any obligation or responsibility for or on behalf of the other party or otherwise to bind or to use the other party's name other than as may be expressly authorized by the other party.


                                   ARTICLE III

              Sales, Service, and Training and Related Obligations

3.1 Selling and Promotion. Reseller shall use commercially reasonable efforts to sell and promote the sale of the nHome System, which commercially reasonable efforts shall include, but not be limited to, promotion of the nHome

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System to the Customer Base and prompt performance of all of its obligations under this Agreement.


3.2 Staffing and Training. Reseller shall appoint its technically suitable employees to sell the nHome System, and provide Bank and End-User support. Reseller shall, at its sole cost and expense, send the appropriate sales, technical and training personnel to such training programs and other refresher and upgrade training as nFront may, at reasonable intervals, require. nFront shall provide periodic routine consultation and advice to Reseller in connection with Reseller's sales and service hereunder and shall provide (a) technical, specification and sales advice, (b) assistance and advice concerning promotional and training programs, and (c) suggestions for new applications for the nHome System at Reseller's cost. nFront shall furnish Reseller with a supply of price lists, sales literature, catalogues, specifications for Generic Hardware, Documentation and advisory assistance with respect to the nHome System at Reseller's cost. All proprietary demonstration equipment, manuals, instruction books, contract forms, sales and promotional materials, Documentation and similar material furnished to Reseller by nFront, whether furnished free of charge or not, shall remain the property of nFront and upon reasonable request shall be returned to nFront by Reseller upon Reseller's receipt of replacement materials or termination of this Agreement.

3.3 Installation and Training. Reseller acknowledges, understands and agrees that the nHome System that it shall provide to Banks shall remain resident on nFront's servers, and that such Banks shall, through Reseller, gain access to the nHome System upon execution of a contract with nFront. nFront shall be responsible for installation, training and systems maintenance of the nHome System resident on its servers. Reseller hereby agrees that it shall provide Bank and End-User support services to Banks and shall provide such services in respect of the nHome System as used by any such Banks who receive access to the nHome System from Reseller.

3.4 Reseller Promotional Activity. nFront shall not share in the expense of any advertising or promotional activities by Reseller or other sales promotion projects except by express agreement in writing. All materials prepared by Reseller that promote the nHome System, including, but not limited to, any materials that include any trademark or trade name (or any mark or name closely resembling the same) now or hereafter owned or licensed by nFront or any of its affiliates shall be approved in writing by nFront prior to use.

3.5 Reseller Recordkeeping. Reseller shall keep records of its business relating to the nHome System as may be reasonably required by nFront. nFront or its authorized representative may, from time to time during regular business hours, examine such records and Resellers accounts relating to the sale and servicing of the nHome System, at nFront's cost. Reseller agrees to make available, at their cost, any and all resources, including people, reasonably necessary to successfully provide the necessary information to complete the examination.

                                   ARTICLE IV

                               Conditions of Sale

4.1 Pricing and Payment. The price for access to the nHome System to the Banks and the processing fees for services thereunder shall be as set forth in Exhibit D attached hereto. As compensation for its sales, marketing, and support services provided hereunder, Reseller shall be entitled to retain the percentage of such fees as set forth in Exhibit D attached hereto. For any such sales as to which nFront does not require prepayment, payment of nFront's portion of the initial access fee shall be due net fifteen (15) days from the date of Reseller's invoice to the Bank, subject to credit approval, payable to nFront at its principal place of business. Payment of nFront's portion of any processing fees shall be paid within thirty (30) days following the end of each calendar month for the first six (6) months after the live date of the first customer, and thereafter will be due forty-five (45) days following the end of each calendar month. A late payment charge equal to one and one-half percent (1 1/2%) of the unpaid amount for each succeeding thirty (30) day period or forty-five
(45) day period or portion thereof in which fees remain unpaid.

4.2 Force Majeure. nFront shall not be liable for loss or damage due to interruption of service or access to the nHome System resulting from any cause beyond its reasonable control, including, but not limited to, the following causes (if beyond nFront's reasonable control), Internet systems or network failure, capacity limitations, compliance with regulations, orders or instructions of any federal, state or municipal government or any department or agent

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thereof, acts of God, acts or omissions of Reseller, acts of civil or military authority, fires, strikes, facilities shutdowns or alterations, embargoes, war, riot, delays in transportation, or inability to obtain necessary labor, facilities or materials from usual sources. IN NO EVENT SHALL NFRONT BE LIABLE FOR CONSEQUENTIAL OR SPECIAL DAMAGES DUE TO ANY SUCH CAUSE.

4.3 Price and System Changes. nFront shall have the right to make material change to the nHome System without notice with ninety (90) days' written notice to Reseller, and shall have the right within ninety (90) days' written notice to Reseller to discontinue the sale of any version of the nHome System, to make material changes in method of access or delivery, including interface procedures, and to add improvements, all without incurring any liability whatever, including any obligation to install or modify the same on the nHome System previously accessed by the Customer Base. nFront may change its prices to Reseller for the nHome System upon sixty (60) days' written notice to Reseller. Any contract between Reseller and a Bank which includes the nHome System executed prior to the date of any such notice with a scheduled delivery date after the effective date of such price increase shall be sold to Reseller at the revised price for the nHome System. Any nHome System scheduled for delivery to a Bank prior to the effective date of any such price increase but delayed due to the fault of nFront or for reasons beyond nFront's control shall be sold to Reseller at the price as in effect on the date Reseller ordered the nHome System. The price protection provisions contained in this Section 4.3 shall apply only to the initial access fees listed on Exhibit D attached hereto, and shall not apply to any increase in processing fees, which increase shall be effective as of the thirtieth day following written notice of such increase to Reseller.

4.4 Taxes and Other Fees. Reseller shall pay all sales, use, service use, occupation, personal property and excise taxes and any other fees, assessments or taxes which may be assessed or levied by any federal, state or local government and any departments and subdivisions thereof, against any of the nHome System ordered by Reseller, or in Reseller's possession, or related service fees.

                                    ARTICLE V

                                   Warranties

5.1 nFront's Warranty. nFront represents and warranties that: (a) the Software will perform in accordance with the applicable specifications and documentation;
(b) the Software will (i) store all date-related information and process all data interfaces involving dates in a manner that unambiguously identifies the century, for all date values before, during and after the Year 2000; (ii) calculate, sort, report and otherwise operate correctly and in a consistent manner for all date information processed by the Software, whether before, during or after the Year 2000; (iii) calculate, sort, report and otherwise operate correctly, in a consistent manner and without interruption regardless whether the date on which the Software is operated or executed is before, during or after the Year 2000; (iv) report and display all dates with a four-digit date so that the century is unambiguously identified; and (v) handle all leap years, including but not limited to the Year 2000 leap year, correctly. Except as specifically set forth in this Section 5.1, THE NHOME SYSTEM IS PROVIDED "AS-IS", "WHERE-IS". NFRONT SPECIFICALLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AS TO THE NHOME SYSTEM PROVIDED UNDER THIS AGREEMENT.

                                   ARTICLE VI

      Special Agreements Regarding Software and Other Intellectual Property

6.1 Limited License. In the performance of Reseller's obligations hereunder, it shall be necessary for Reseller to demonstrate the nHome System. Accordingly, subject to the terms and conditions contained herein, nFront hereby grants to Reseller, and Reseller hereby accepts from nFront, a non-exclusive license (the "License") of the Software solely for the purpose of demonstrating the nHome System in operation to potential Bank customers of Reseller.

6.2 Software Covenants. Reseller agrees to comply with each of the following requirements:

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         (a) Reseller shall not copy, alter, modify, translate, decompile, disassemble, reverse engineer or otherwise attempt to derive source code, or create derivative works of the Software, or any part thereof, or knowingly allow others to do so, during or after the Term.

         (b) Except as otherwise specifically provided in this Agreement, Reseller shall not loan, rent, lease, give, sub-license, or otherwise transfer, nor communicate or otherwise disclose, the Software, including any part or any copy thereof, in whole or in part, to any person. Reseller agrees that except for copies of the Software provided to Reseller pursuant to Section 6.1 hereof, all such software provided to Reseller hereunder shall remain in its sealed package, as provided by nFront to Reseller, until delivered to a Bank customer of Reseller.

         (c) Except with respect to providing access to the nHome System to Bank customers as authorized and specifically provided in this Agreement, Reseller shall not electronically transfer the Software, or any part thereof, from one computer to another over a network, irrespective of how linked.

         (d) The Software, including all parts thereof, and any copies, in whole or in part, and any and all copyrights thereto, are and remain the property of nFront, irrespective of the ownership of the media on which such Software and any parts or copies thereof are contained.

         (e) Each copy of the Software sold to Banks shall include a service agreement, the form of which shall be as set forth in the Exhibit E, which agreement shall be incorporated into any Reseller agreement given to Banks, provided, however, that nFront shall approve in advance the form of any such agreement. To enable nFront to verify compliance herewith, Reseller shall provide nFront with any form agreements which Reseller plans to use in connection herewith at least thirty (30) days prior to such use.

         (f) Reseller acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin, including the nHome System. Reseller agrees that it shall not export or re-export such Software in any form without nFront's consent, which consent shall, among other things be conditioned upon Reseller receiving the appropriate United States and foreign government licenses and approvals.

         (g) Reseller shall not, by any act or omission, impair or prejudice the copyright or any other right of whatever nature of nFront in and to the nHome System or any part thereof, and shall not deal with the same in any manner which may allow any third party to obtain any rights in the same which are inconsistent or which conflict with the rights of nFront.

6.3 Notices; Markings; Trademarks; Tradenames. Reseller agrees to comply with the following:

         (a) Reseller shall not delete any trademarks, tradename or copyright notice present in, on or displayed by the nHome System, or any part thereof.

         (b) Reseller shall not add to any notice present in, on or displayed by the nHome System its own copyright, trademark or other proprietary notices unless such notices have been previously approved in writing by nFront.

         (c) Except as already present in, on or displayed by the nHome System software and/or accompanying packaging or Documentation provided by nFront, Reseller shall not use any trademarks and/or tradenames of nFront without prior written approval of nFront.

6.4 Documentation. Each nHome System sold by Reseller to a Bank shall include one (1) set of accompanying Documentation. Reseller shall only distribute complete and separate copies of the Documentation to Banks and shall not reproduce, in whole or in part, or transfer in any manner to a third party other than a Bank, such Documentation. Any and all copyrights to such Documentation are and shall remain the property of nFront.

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                                   ARTICLE VII

                       Confidentiality and Non-Disclosure

7.1      Reseller Obligations.

         (a) Reseller recognizes, acknowledges and agrees that during the Term, nFront may furnish to Reseller certain technical and commercial information, including but not limited to, designs, procedures, formulas, discoveries, inventions, improvements, innovations, concepts and ideas, lists of customers, computer programs, business methods, and plans for future developments ("nFront's Confidential Information") which is the confidential, proprietary property of nFront. Information that is not disclosed or marked as confidential shall not be regarded as nFront's Confidential Information unless such information is of the type that Reseller should reasonably expect to be of a confidential nature in which case Reseller shall treat such information as nFront's Confidential Information. Reseller recognizes, acknowledges and agrees that nFront's Confidential Information is to be maintained in secrecy and confidence by Reseller and Reseller's employees, agents or representatives to whom Reseller discloses any of nFront's Confidential Information. Reseller agrees for itself and for each of its employees, agents or representatives to whom Reseller discloses any of nFront's Confidential Information that such information shall be used only in accordance with the terms, covenants, conditions and limitations of this Agreement, and not for the benefit of or for, directly or indirectly, Reseller or any of its employees, agents or representatives. Information previously known to Reseller without an obligation of confidentiality, and information independently developed by Reseller, shall not be considered to be nFront's Confidential Information. Information made available to the general public by nFront and information obtained from third parties not associated with nFront shall not be considered to be nFront's Confidential Information, except for information received from third parties that Reseller knows or should have known was obtained illegally or in violation of this Agreement. In the event Reseller or a representative of Reseller is requested by law, order of court or any agency to disclose any of nFront's Confidential Information, Reseller shall give nFront prompt notice of such request so that nFront may seek an appropriate protective order. If, in the absence of a protective order, Reseller or a representative of Reseller is nonetheless compelled by law to disclose any of nFront's Confidential Information, Reseller or a representative of Reseller, as the case may be, may disclose such information in such proceeding without liability hereunder; provided, however, that Reseller gives nFront written notice of the information to be disclosed after receipt of such order by Reseller and, upon nFront's request and at its expense, Reseller shall use its best efforts to obtain assurances that confidential treatment shall be accorded to such information.

         (b) In the event this Agreement is terminated for any reason, the Reseller agrees to return promptly nFront's Confidential Information, including all copies thereof, to nFront, or to deliver all such information promptly to such party as may be designated by nFront or to destroy such information. Reseller further agrees thereafter not to use or disclose nFront's Confidential Information in any manner whatsoever without the prior written approval of nFront unless and until such information shall lawfully become generally known in the public domain through no fault of the Reseller or breach by the Reseller of the covenants contained herein.

         (c) Reseller shall disclose nFront's Confidential Information to Banks only to the extent necessary to enable such customers to use the nHome System, and only after any such Bank executes an agreement in form and substance acceptable to nFront, acknowledging the confidential nature of such information and setting forth the appropriate treatment of such information.

7.2      nFront's Obligations.

         (a) nFront recognizes, acknowledges and agrees that during the Term, Reseller may furnish to nFront certain technical and commercial information, including but not limited to, designs, procedures, formulas, discoveries, inventions, improvements, innovations, concepts and ideas, list of customers, computer programs, business methods, and plans for future developments ("Reseller's Confidential Information"), which is the confidential, proprietary property of Reseller. Information that is not disclosed or marked as confidential shall not be regarded as Reseller's Confidential Information unless such information is of the type that nFront should reasonably expect to be of a confidential nature in which case nFront shall treat such information as Reseller's Confidential Information. nFront recognizes, acknowledges and agrees that Reseller's Confidential Information is to be maintained in secrecy



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and confidence by nFront and nFront's employees, agents or representatives to whom nFront discloses any of Reseller's Confidential Information. nFront agrees for itself and for each of its employees, agents or representatives to whom nFront discloses any of Reseller's Confidential Information that such information shall be used only in accordance with the terms, covenants, conditions and limitations of this Agreement, and for the benefit of or for, directly or indirectly, nFront or any of its employees, agents or representatives. Information previously known to nFront without an obligation of confidentiality, and information independently developed by nFront, shall not be considered to be Reseller's Confidential Information. Information made available to the general public by Reseller and information obtained from third parties not associated with Reseller shall not be considered to be Reseller's Confidential Information, except for information received from third parties that nFront knows or should have known was obtained illegally or in violation of this Agreement. In the event nFront or a representative of nFront is requested by law, order of court or any agency to disclose any of Reseller's Confidential Information, nFront shall give Reseller prompt notice of such request so that Reseller may seek an appropriate protective order. If, in the absence of a protective order, nFront or a representative of nFront is nonetheless compelled by law to disclose any of Reseller's Confidential Information, nFront or a representative of nFront, as the case may be, may disclose such information in such proceeding without liability hereunder; provided, however, that nFront gives Reseller written notice of the information to be disclosed after receipt of such order by nFront and, upon Reseller's request and at its expense, nFront shall use its best efforts to obtain assurances that confidential treatment shall be accorded to such information.

         (b) In the event this Agreement is terminated for any reason, nFront agrees to return promptly Reseller's Confidential Information, including all copies thereof, to Reseller or to deliver all such information promptly to such party as may be designated by Reseller or to destroy such information. nFront further agrees thereafter not to use or disclose Reseller's Confidential Information in any manner whatsoever without the prior written approval of Reseller unless and until such information shall lawfully become generally known in the public domain through no fault of nFront or breach by nFront of the covenants contained herein.

         (c) nFront shall disclose Reseller's Confidential Information to Banks only to the extent necessary to enable such customers to use the nHome System, and only after any such Bank executes an agreement in form and substance acceptable to Reseller, acknowledging the confidential nature of such information and setting forth the appropriate treatment of such information.


                                  ARTICLE VIII

                              Term and Termination

8.1 Term. This Agreement shall commence as of the date hereof and shall remain in effect (unless sooner terminated pursuant to Section 8.2 hereof) for five (5) years (the "Term"). It shall be renewed automatically without interruption for successive five-year terms, unless, not less than sixty (60) days before the end of any Term, either nFront or Reseller notifies the other party in writing of its election (at its sole option, for any reason or for no reason) not to renew. Any such renewal periods shall be considered an extension of and part of the Term.

8.2 Right to Terminate. Notwithstanding any other provision hereof, this Agreement may be terminated either (i) by mutual agreement of the parties hereto; (ii) by either party at any time if the other party has materially breached any of the provisions hereof and, if the breach is curable, has failed to cure such alleged breach within thirty (30) days after written notice thereof in the case of failure to pay when due amounts owing to such party, and within sixty (60) days in case of all other alleged curable breaches; or (iii) by either party immediately and without the giving of notice, in the event that either party shall become insolvent, or shall ask its creditors for a moratorium, or shall file a voluntary petition in bankruptcy, or shall be adjudicated as a bankrupt pursuant to an involuntary petition, or shall suffer appointment of a temporary or permanent receiver, trustee, or custodian for all or a substantial part of its assets which shall not be discharged within sixty
(60) days. In the event either party materially breaches any of the provisions hereof, and such breach is not curable, this Agreement shall be immediately terminable by the non-breaching party. Without limiting the foregoing, any violation of Articles VI, VII and IX hereof shall constitute a noncurable breach and if either party commits such a breach, this Agreement shall be terminable immediately by the non-breaching party.

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8.3 Effect of Termination.

         (a) Any termination of this Agreement shall not release Reseller from paying any amount which may then be owing to nFront. In the event of any termination of this Agreement, all obligations owed by Reseller to nFront shall become immediately due and payable on the effective date of termination whether otherwise then due or not (without presentation, demand, protest or notice of any kind, all of which are hereby waived by Reseller); and nFront may offset and deduct from any or all amounts owed to Reseller, if any, any or all amounts owed by Reseller to nFront, rendering to Reseller the excess, if any.

         (b) Upon termination of this Agreement, Reseller shall return to nFront, promptly and without charge to nFront, all Documentation, price lists, maintenance and policy manuals, sales aids and other publications of nFront relating to the nHome System which Reseller has on hand. Reseller shall thereupon immediately cease using any trademarks, tradenames, service marks or other identifying marks on any of its materials.

         (c) Reseller shall be solely responsible for all commitments incurred or assumed by it during the Term or thereafter, and nFront shall not be held responsible in any manner therefor, irrespective of any suggestion or recommendation with respect thereto by nFront or any of its employees or representatives unless nFront has expressly agreed in writing to assume the responsibility.

                                   ARTICLE IX

                            Non-Competition Agreement

9.1 During the Term Reseller shall use best efforts to not, directly or indirectly, individually, on behalf of or in conjunction with any other person or legal entity, or for or on behalf of any person, corporation, partnership, company, trade association, agent, agency or other entity, engage in the business of selling or distributing any Internet Banking solution other than nHome which provides substantially similar banking functionality to Reseller's Customer Base provided the nHome product remains competitive in both pricing and functionality in the overall marketplace. Reseller is not precluded from providing interfaces to other Internet banking solutions upon Customer's request, however, Reseller cannot receive revenue from any outside Internet banking vendor other than nFront for such interface or processing. Notwithstanding the above, should Reseller acquire a transaction processing business who has a substantially similar agreement with an alternate Internet banking provider, this Agreement will not prohibit Reseller from generating revenue from the acquired base.

                                    ARTICLE X

                          Indemnification; Other Relief

10.1 Indemnification by Reseller. Reseller shall indemnify, defend and hold harmless nFront, its officers, directors, shareholders, employees, agents and affiliates from and against any claims, losses, damages, liabilities or expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Claims") resulting from or arising out of negligence or intentional misconduct in Reseller's use or misuse of the nHome System or any part thereof by Reseller or any Bank included in the Customer Base, any misrepresentations made by Reseller with respect to the nHome System or a breach of any of the provisions of this Agreement, provided, however, that in respect of any Claims hereunder against Reseller that arise out of or result from any alleged use or misuse of the nHome System or any part thereof by Reseller or any Bank Customer of Reseller or any alleged misrepresentation made by Reseller with respect to the nHome System, Reseller shall be notified promptly of such Claim in writing and shall be given authority, control and full and proper information and assistance in the defense and settlement of such Claim. Notwithstanding the foregoing, Reseller shall not have the authority to settle or compromise any Claim in a manner that indicates that nFront contributed to or was responsible for the cause of any such Claim unless nFront consents in writing to such settlement.

10.2 Indemnification by nFront. Subject to the limitations set forth in Section
10.5 hereof, nFront shall indemnify, defend and hold harmless Reseller, its officers, directors, shareholders, employees, agents and affiliates from and against any claim, suit or proceeding based upon an allegation that the nHome System (or any portion thereof) infringe

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upon or misappropriate any copyright, patent, trademark or trade secret of any third party, provided that nFront is notified promptly of such claim, suit or proceeding in writing and is given authority, control and full and proper information and assistance in the defense and settlement of such claim, suit or proceeding. If the nHome System is finally determined by a court of competent jurisdiction to constitute an infringement of any patent, copyright, trademark or other trade secret of a third party and its use is enjoined, nFront shall either:

         (a) procure the right for Reseller to continue to use the nHome System under this Agreement; or

         (b) replace or modify the nHome System with a version of the nHome System that is not so infringing and that satisfies this provision of this Agreement.

10.3 Arbitration. The parties to this Agreement agree that any controversies or claims arising out of or relating to this Agreement (including, without limitation, any alleged breach thereof or the termination or non-renewal thereof) shall be settled by arbitration pursuant to the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq., in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties hereto further agree that the arbitrators in any such arbitration shall not be authorized to award any punitive damages in connection with any controversy or a claim settled by arbitration hereunder. The decision of the arbitrator in any such arbitration shall be final and binding upon the parties and judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration shall take place in Atlanta, Georgia, and the expenses of the arbitrators shall be allocated by such arbitrators. The arbitration shall be conducted before a panel of three (3) arbitrators, one selected by Reseller, one selected by nFront, and one selected by mutual agreement of the arbitrators selected by Reseller and nFront.

10.4 Injunctive Relief. Notwithstanding the provisions of Section 10.3 hereof, the parties acknowledge and agree that any breach of the provisions of Articles VI, VII or XI of this Agreement shall result in irreparable harm to nFront for which no adequate remedy at law exists. Accordingly, upon any such breach, the non-breaching party shall be entitled to injunctive or other appropriate extraordinary relief, such relief being in addition to, and not in lieu of, any other rights and remedies, including the award of damages, available at law or in equity. Reseller acknowledges and agrees that no serious harm to it shall result from the entry of any such equitable relief against it, and therefore any bond required of a non-breaching party in connection with such relief shall be set in an amount not in excess of One Thousand Dollars ($1,000.00) The parties shall not be required to prove money damages to enforce any provision of this Agreement.

10.5 LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO A BREACH OF ARTICLES XI, XII AND XI OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROFIT OR ANY OTHER COMMERCIAL DAMAGE, INCLUDING BUT NOT LIMITED TO SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER INDIRECT DAMAGES UNDER ANY CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CLAIMS ARISING FROM MALFUNCTION OR DEFECTS IN THE NHOME SYSTEM OR NON-DELIVERY OF NHOME SYSTEM EVEN IF NFRONT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SUBJECT TO THE MAXIMUM LIABILITY SET FORTH IN THIS PARAGRAPH, IN NO EVENT SHALL NFRONT'S LIABILITY FOR ANY CLAIM ARISING OUT OF THIS AGREEMENT EXCEED THE AMOUNT PAID TO NFRONT BY RESELLER UNDER THIS AGREEMENT WITHIN THE THREE (3) MONTH PERIOD IMMEDIATELY PRECEDING THE ACCRUAL OF SUCH CLAIM. EXCEPT WITH RESPECT TO A BREACH OF ARTICLES XI, XII AND XI OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY'S MAXIMUM, CUMULATIVE LIABILITY FOR ALL CLAIMS UNDER THIS AGREEMENT EXCEED $25,000 OR ALL AMOUNTS PAID BY RESELLER TO NFRONT HEREUNDER, WHICHEVER IS LESS. NO CLAIM MAY BE BROUGHT BY RESELLER UNDER THIS AGREEMENT MORE THAN TWO (2) YEARS AFTER ACCRUAL OF SUCH CLAIM.

                                   ARTICLE XI

                                 Back-up System

11.1 Back-up System.

         (a) Within a reasonable period after execution of this Agreement, nFront shall deliver to Reseller, the nHome System on appropriate media, which Reseller shall store in a secure location (the "Back-up System"). During the Term and until the Password Release Date, nFront shall update the Back-up System no more frequently than twice annually unless mutually agreed upon. Concurrently with the execution of this Agreement, nFront and Reseller shall enter into a Password Escrow Agreement in respect of the Back-up System in the form attached hereto as Exhibit G. If, pursuant to such agreement the Password (as defined in such agreement) is released to Reseller (the "Password Release Date"), Reseller may use the Password solely to continue to provide services to its Customer Base as in effect as of the Password Release Date for a period ending on the earlier of (i) the date that Reseller secures the services of an alternate provider of Internet home banking services or (ii) one (1) year from the date of such release (the "Password Termination Date"). On the Password Termination Date, Reseller shall deliver to nFront (or its successor-in-interest to the Password and Back-up System) the nHome System and all copies thereof then in Reseller's custody or control. Reseller's obligations under Articles VI and VII of the Agreement shall apply to the Back-up System.

         (b) Prior to the Password Release Date, Reseller shall not access, or attempt to access, the Back-up System. If, prior to the Password Release Date, Reseller breaches the provisions of this Section 11.1(b), in addition to any other remedies that nFront may have in law or in equity, nFront may, without notice to Reseller, terminate this Agreement forthwith.

         (c) Reseller shall pay all costs and expenses associated with the generation, maintenance and storage of the Back-up System and the Password Escrow Agreement. The generation and maintenance cost and expenses are estimated to be a one-time $300.00 per bank setup and $2,500 per semi-annual Customer Base backup.

         (d) Upon the Password Release Date, nFront shall be available to assist the Reseller to implement the System in accordance with a project plan and cost structure to be mutually agreed upon by the parties.

                                   ARTICLE XII

                            Miscellaneous Provisions

12.1 Waiver. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

12.2 Entire Agreement. This Agreement, the exhibits and schedules hereto constitutes the entire understanding of the parties with respect to the subject matter of this Agreement and are intended to supersede all prior understandings, whether written or oral, between the parties with respect thereto.

12.3 No Third Party Beneficiary Rights. No provision of this Agreement is intended or shall be construed to provide or create any third party beneficiary right or any other right of any kind in any Bank or any client, customer, affiliate, insurer, lender, shareholder, partner, officer, director, employee or agent of any party hereto, or in any other person.

12.4 Amendment; Binding Effect; Assignment. No amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing and executed by the parties hereto. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, heirs, executors and administrators. Neither party may assign this Agreement, in whole or in part, or any of its rights or obligations hereunder without the prior written consent of the other party, which will not be reasonably withheld, and any such attempted assignment shall be void. Notwithstanding the immediately preceding sentence, nothing herein shall be construed as prohibiting the assignment of this Agreement as a result of the merger, consolidation or other corporate reorganization or acquisition of the parties including, without limitation, the assignment of this Agreement in connection with the sale of all or substantially all of the assets of the parties.

12.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without giving effect to the conflict-of-laws principles thereof.

12.6 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the Term, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

12.7 Counterparts. This Agreement may be executed simultaneously or in two or more counterparts, each of which together shall constitute one and the same instrument and shall be deemed an original hereof.

12.8 Notices. All notices required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail (return receipt requested), U.S. mail or facsimile. All notices shall be addressed to the parties at the respective addresses indicated above.

12.9 Survival. The provisions of Articles V, VI, VII, VIII, IX, X, XI and XII shall survive any termination or expiration of this Agreement.


                                  ARTICLE XIII

                               Special Provisions

13.1 Special Provisions. All special provisions are fully described in Exhibit F attached hereto ("Special Provisions.")


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    NFRONT, INC.

                                    By:      /s/ Tripp Rackley
                                       -----------------------------------------
                                    Its:     President / CEO
                                        ----------------------------------------
                                    Date:    4/10/98
                                         ---------------------------------------



                                    RESELLER

                                    By:      /s/ Paul Bloirke
                                       -----------------------------------------
                                    Its:     President & COO
                                        ----------------------------------------
                                    Date:    4/10/98
                                         ---------------------------------------

                                    EXHIBIT A

ONLINE BANKING APPLICATION

     1.  View Account Balances and Histories
         -   DDA/Savings
         -   CD/IRA
         -   Loans
     2.  Transfer Funds between DDA and Savings accounts
         -   Immediate and Future Transfers
         -   One Time and Recurring Transfers
     3.  Bill Payment
     4.  Pending Transactions
     5.  Custom Reports
     6.  PIN Manager
     7.  Personal Information
     8.  PFM Downloads
         -   Microsoft Money
         -   Quicken
     9.  Online Help
     10. Online Banking Demo

SECURE ACCOUNT OPENING

     1.  7 Secure Product Applications
         -   Checking
         -   Savings
         -   CD/IRA
         -   Consumer/Commercial Loans
         -   Line of Credit
     2. Additional Secure Application (also considered a secure product application)
         -   Quizzes
         -   Surveys, etc.

INTERNET WEB SITE

     1.  Home Page
         -   Bank branding (logo)
         -   Custom navigational controls
         -   scanned images or custom graphics
     2.  Product and Service (28 sub-page maximum)
         -   Bank branding (logo)
         -   Custom navigational controls
     3. Bank Information and Contact Us (25 sub-page maximum)
         -   Bank branding (logo)
         -   Custom navigational controls
         -   Up to 10 scanned images or 5 graphics
     4. Feature Product, Guestbook, Frequently Asked Questions (FAQ) and Search Engine
         -   Bank branding (logo)
         -   Custom navigational controls

     5.  Financial Calculators
         -   Loan
         -   Maximum Loan
         -   College Planning
         -   Mortgage
         -   Retirement

ADMINISTRATION SITE

     1.  Product Application Secure Database Management
     2.  Guestbook Secure Database Management
     3.  Site Updates
         -   Rates and Terms
         -   Email Notifications
     4.  Detailed Billing
     5.  Online Help

EMAIL

     1. Email - The bank will be assigned one @banking.com email address. This "general" mailbox will forward all incoming mail to any/all bank specified email addresses.

                                    EXHIBIT B


Reseller will provide Specific Customer information to nFront, within 72 hours, upon request through out the duration of this Agreement.

                                    EXHIBIT C


1) DSI - Will receive 20% of all initial fees and 10% of all recurring fees, unless the Bank is a TotalPlus Legacy or Client Server customer then will receive the standard Reseller 40% revenue.
2) Creative Solutions - Will receive 20% of all initial fees and 10% of all recurring fees, unless the Bank is a TotalPlus Legacy or Client Server customer then will receive the standard Reseller 40% revenue.

                                    EXHIBIT D
ONLINE BANKING APPLICATION

     1.  View Account Balances and Histories
         -  DDA/Savings
         -  CD/IRA
         -  Loans
     2.  Transfer Funds between DDA and Savings accounts
         -  Immediate and Future Transfers
         -  One Time and Recurring Transfers
     3.  Bill Payment
     4.  Pending Transactions
     5.  Custom Reports
     6.  PIN Manager
     7.  Personal Information
     8.  PFM Downloads
         -  Microsoft Money
         -  Quicken
     9.  Online Help
     10. Online Banking Demo

SECURE ACCOUNT OPENING

     1.  7 Secure Product Applications
         -  Checking
         -  Savings
         -  CD/IRA
         -  Consumer/Commercial Loans
         -  Line of Credit
     2. Additional Secure Application (also considered a secure product application)
         -  Quizzes
         -  Surveys, etc.

INTERNET WEB SITE

     1.  Home Page
         -  Bank branding (logo)
         -  Custom navigational controls
         -  3 scanned images or custom graphics
     2.  Product and Service (28 sub-page maximum)
         -  Bank branding (logo)
         -  Custom navigational controls
     3. Bank Information and Contact Us (25 sub-page maximum)
         -  Bank branding (logo)
         -  Custom navigational controls
         -  Up to 10 scanned images or 5 graphics
     4. Feature Product, Guestbook, Frequently Asked Questions (FAQ) and Search Engine
         -  Bank branding (logo)
         -  Custom navigational controls

     5.  Financial Calculators
         -  Loan
         -  Maximum Loan
         -  College Planning
         -  Mortgage
         -  Retirement

ADMINISTRATION SITE

     1.  Product Application Secure Database Management
     2.  Guestbook Secure Database Retrieval
     3.  Site Updates
         -   Rates and Terms
         -   Email Notifications
     4.  Detailed Billing
     5.  Online Help

EMAIL

     1. Email - The bank will be assigned one @banking.com email address. This "general" mailbox will forward all incoming mail to any/all bank specified email addresses.

1. NHOME PRICING (RESELLER WILL RECEIVE 40% OF ALL NHOME PRICING). ANY CHANGE IN PRICING MUST BE MUTUALLY AGREED UPON. IN THE EVENT OF A PRICING CHANGE, THE REVENUE SPLIT BETWEEN NFRONT AND RESELLER WILL REMAIN THE SAME UNLESS OTHERWISE MUTUALLY AGREED UPON.

     NFRONT ACKNOWLEDGES THAT RESELLER HAS EXISTING AND POTENTIAL RELATIONSHIP DISCOUNTS WITH CUSTOMERS AND PROSPECTS. IN THE EVENT THAT A CUSTOMER OR PROSPECT RECEIVES SUCH DISCOUNT, RESELLER WILL APPRIZE NFRONT OF THE DISCOUNT. THE RELATIONSHIP DISCOUNT WILL BE ACCOUNTED FOR BY REDUCING THE RESELLER REVENUE FOR THAT SPECIFIC ACCOUNT.


ASSET SIZE     LICENSE FEE    SYSTEM SUPPORT (MO.)                      PER CUSTOMER COST**
---------------------------------------------------------------------------------------------------------------
                                                              0-1000      1000-2500      2500-5000       5000&>
$0-50M            $[+++]         $[+++]/Mo.                   $[+++]        $[+++]         $[+++]        $[+++]
$50-100M          $[+++]         $[+++]/Mo.                   $[+++]        $[+++]         $[+++]        $[+++]
$100-150M         $[+++]         $[+++]/Mo.                   $[+++]        $[+++]         $[+++]        $[+++]
$150-250M         $[+++]         $[+++]/Mo.                   $[+++]        $[+++]         $[+++]        $[+++]
$250-500M         $[+++]         $[+++]/Mo.                   $[+++]        $[+++]         $[+++]        $[+++]
$500-750M         $[+++]         $[+++]/Mo.                   $[+++]        $[+++]         $[+++]        $[+++]
$750-1B           $[+++]         $[+++]/Mo.                   $[+++]        $[+++]         $[+++]        $[+++]
$1-1.5B           $[+++]         $[+++]/Mo.                   $[+++]        $[+++]         $[+++]        $[+++]
$1.5B & >         $[+++]         $[+++]/Mo.                   $[+++]        $[+++]         $[+++]        $[+++]



2. ONLINE BILL PAYMENT (RESELLER WILL ADD A MARGIN TO THE FOLLOWING FEES AND WILL RECEIVE 100% OF THE ADDED MARGIN)
     -   $[+++] per month/per customer
     -   $[+++] per bill


3.   ONLINE BANKING ONLY
     - License Fee x ([+++]%)


4.  CUSTOMER FEES (RESELLER WILL RECEIVE 40% OF THE CUSTOMER FEES)

     -  Bill Payment Customer Set-up (per customer)                                       $    [+++]
     -  On-line Banking Customer Set-up (per customer)                                    $    [+++]
     -  Application (per application)                                                     $    [+++]

5.  HOME OPTIONS (RESELLER WILL RECEIVE 40% OF THE NHOME OPTION FEES)
     -  nForm- multimedia presentation (10 frames)                                        $ [+++]
     -  Site Map Construction                                                             $ [+++]
     -  Management Reporting (Annually)                                                   $ [+++]
     -  Internet TV Site                                                                  Quote


*Customer URL (Universal Resource Locator) and Verisign security key will be billed, at cost, directly to the customer.

**$[+++] Monthly minimum.